Exhibit 99.1

First Ottawa Bancshares Announces Quarterly Earnings

Ottawa, Ill., October 25, 2007 — First Ottawa Bancshares, Inc. (Pink Sheets: FOTB.PK) reported net income for the three months ended September 30, 2007, of $673,000, or $1.04 per common share, compared to net income of $655,000, or $1.01 per common share,  for the three months ended September 30, 2006. During the nine months ended September 30, 2007, net income was $1.8 million, or $2.71 per share, compared to $1.6 million, or $2.48 per share during the first nine months of 2006.

Net interest income after provision for loan losses for the three months ended September 30, 2007, increased $196,000, to $2.3 million, which was the net result of a $131,000 increase in total interest income, and a $65,000 decrease in interest expense. This change was primarily the result of an increase in interest income from loans to $3.1 million for the three months ended September 30, 2007 from $2.9 million for the same period a year earlier. This increase was the result of loan repricing and new loans added at current market rates during the first three quarters of 2007. Interest expense decreased to $1.6 million for the three months ended September 30, 2007 from $1.7 million for the same period in 2006, a 3.9% decrease.

Third quarter non-interest income decreased $180,000, or 23.9%, compared to 2006. The decrease in non interest income was primarily due to decreased other income of $195,000, due to market value adjustments associated with the derivative portion of certificates of deposit held for investment purposes. This decrease was partially offset by increases in deposit service charges of $21,000.

The Company’s non interest expense was $2.0 million for the three months ended September 30, 2007 and $2.0 million for the same period in 2006.  Non interest expense decreased by $1,000 for the three months ended September 30, 2007, compared to 2006. Salaries and benefits, the largest component of non interest expense, decreased $28,000, or 2.4%, to $1.1 million.  Decreases in occupancy expense of $10,000, amortization of core deposit intangible of $13,000, other expense of $22,000, and supplies expense of $8,000 were offset by increases in professional fees of $69,000, and data processing expense of $13,000.

Total assets at September 30, 2006 increased to $279.9 million from $278.1 million at December 31, 2006. Total loans at September 30, 2007 decreased to $159.2 million from $159.5 million at December 31, 2007. Total deposits at September 30, 2007, were $252.2 million, compared to $250.3 million at December 31, 2006.  Total equity at September 30, 2007, and December 31, 2006, was $25.1 million and $23.5 million respectively.

First Ottawa Bancshares, Inc. is a community-based bank holding company headquartered at 701 LaSalle Street, Ottawa, Illinois.  We serve the surrounding communities through our full-service commercial bank subsidiary, the First National Bank of Ottawa.  The Bank has four locations in Ottawa, a branch in Morris, two branches in Streator, and a branch in Yorkville and a loan production office in Minooka.  All information at and for the period ended September 30, 2007, has been derived from unaudited financial information.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.